CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
National Auto Finance Company, Inc.

We consent to the use of our reports incorporated herein by reference.


                                             KPMG PEAT MARWICK LLP

Fort Lauderdale, Florida
March 17, 1997